                                                                    EXHIBIT 4.12

                                SIXTH AMENDMENT
                          Dated as of March 17, 1995


     SIXTH AMENDMENT dated as of March 17, 1995 (this "Amendment") to CREDIT AGREEMENT dated as of February 25, 1993 (as amended by First Amendment dated as of August 3, 1993, Second Amendment dated as of September 23, 1993, Third Amendment dated as of December 1, 1993, Fourth Amendment dated as of May 12, 1994, and Fifth Amendment and Waiver dated as of October 31, 1994, the "Credit Agreement") among VARCO INTERNATIONAL, INC., a California corporation, CITICORP USA, INC. and CITIBANK, N.A.

     PRELIMINARY STATEMENTS. The parties to the Credit Agreement wish to amend the Credit Agreement in certain respects as hereinafter set forth. Terms defined in the Credit Agreement are used in this Amendment as defined in the Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Credit Agreement.

     The parties hereto therefore agree as follows:

     SECTION 1. Amendments.  Effective as of the Amendment Effective Date (as
                ----------
defined in Section 2 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

     a.  The definition of "Borrowing Base" in Section 1.01 is amended by
                            --------------
deleting clause (b) and restating it as follows:

     (b) seventy percent (70%) of Eligible Inventory

     b.  The definition of "Change of Control" in Section 1.01 is deleted and
                            -----------------
restated as follows:

     "Change of Control" means the acquisition by any Person (or "group" within
      -----------------
the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 20% or more of the common stock of the Borrower, or the occurrence of any transaction which has in substance the same effect, except that the term "Change of Control" shall not include the acquisition by Baker Hughes Incorporated of beneficial ownership of 20% or more (but not in excess of 25%) of the common stock of the Company solely as a result of any reduction in the number of outstanding shares of common stock attributable to the Stock Repurchase Program.

     c. The definition of "Consolidated Fixed Charges" in Section 1.01 is
                           --------------------------
deleted and restated in full as follows:

     "Consolidated Fixed Charges" means, for any period, the sum of (a)
      --------------------------
Consolidated Interest Expense for such period plus (b) the amount of any principal payments on Debt (excluding the Subordinated Note, the Subordinated Debentures and Debt included in clauses (c) or (d) of the definition of "Debt") required to be paid during such period.

     d.  The definition of "Loan Maturity Date" in Section 1.01 is deleted and
                            ------------------
restated in full as follows:

     "Loan Maturity Date" means October 31, 1998 or the earlier date of
      ------------------
termination in whole of the Commitments pursuant to Section 2.07 or 6.01.

     e. The definition of "Note" in Section 1.01 is deleted and restated in full
                           ----
as follows:

     "Note" means the Promissory Note substantially in the form of Exhibit A
      ----
hereto, made by the Borrower in favor of the Lender to evidence the indebtedness resulting from the Advances.

     f. The definition of "Stock Repurchase Program" in Section 1.01 is deleted
                           ------------------------
and restated in full as follows:

     "Stock Repurchase Program" means the purchase by the Borrower at any time
      ------------------------
or from time to time during the period commencing May 12, 1994 and ending on December 31, 1995 of its common stock for an aggregate cost not exceeding $50,000.000.

     g. The definition of "Termination Date" in Section 1.01 is deleted and
                           ----------------
restated in full as follows:

     "Termination Date" means December 31, 1998 or the earlier date of
      ----------------
termination in whole of the Commitments pursuant to Section 2.07 or 6.01.

     h.  Section 2.01 is deleted and restated as follows:

     SECTION 2.01 The Advances.  The Lender agrees, on the terms and conditions
                  ------------
hereinafter set forth, to make advances (the "Advances") to the Borrower from time to time on any Business Day during the period from the date hereof to, but excluding, the Loan Maturity Date in an amount not to exceed the Availability on such date and in an aggregate amount not to exceed at any time outstanding $25,000,000 as such amount may be reduced pursuant to Section 2.07. Each Advance shall be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, except that a Base Rate Advance may be in an
                               ------
amount equal to the maximum Advance available hereunder. Within the limits set forth in this Section 2.01, the Borrower may borrow, repay pursuant to Section
2.11 and reborrow under this Section 2.01.

     i.  Section 4.09 is deleted and restated as follows:

     SECTION 4.09 Not a Purpose Credit.  The Borrower and its Subsidiaries are
                  --------------------
not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock (other than purchases of common stock of the Borrower not otherwise prohibited by this Agreement) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     j.  Section 5.01(i) is deleted and restated as follows:

     (i) Use of Proceeds.  The Borrower will use the proceeds of the Advances
         ---------------
for the Stock Repurchase Program and for general corporate purposes.

     k.  Section 5.02(h) is deleted and restated as follows:

     (h) Prepayment of Senior Notes.  The Borrower will not and will not permit
         --------------------------
any of its Subsidiaries to prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds for the purpose of any of the foregoing), or make any payment in respect of principal of, the Senior Notes; provided that nothing herein shall prohibit the payment of
                      --------
any scheduled principal installments of the Senior Notes.

     l.  Section 5.02(a) is deleted and restated as follows:

     (o) Capital Expenditures. The Borrower will not and will not permit any of
         --------------------
its Subsidiaries to make or incur any Capital Expenditures during any fiscal year if the amount of such Capital Expenditures, when added to the aggregate amount of all other Capital Expenditures made by the Borrower and its Subsidiaries on a Consolidated basis during such fiscal year, would exceed 50% of the sum of Consolidated net income of the Borrower and its Subsidiaries for such fiscal year, plus any
                  ----
amount which, in the determination of Consolidated net income for such fiscal year, has been deducted for depreciation and amortization.

     m.  Section 5.02(q) is deleted and restated as follows:

     (q) Operating Lease Obligations.  The Borrower will not and will not permit
         ---------------------------
any of its Subsidiaries to create or suffer to exist any obligations for the payment of rental for any property under leases or agreements to lease with a term of one year or longer (other than Capital Lease Obligations permitted pursuant to Section 5.02(p)), except for such obligations providing for aggregate rentals payable during any fiscal year by the Borrower and its Subsidiaries on a Consolidated basis not exceeding 3% of Consolidated gross revenues of the Borrower and its Subsidiaries for such fiscal year.

     n.  Section 5.03(a) is deleted and restated as follows:

     (a) Minimum Consolidated Interest Coverage Ratio.  At the end of any fiscal
         --------------------------------------------
quarter the Borrower will not permit the ratio of its Consolidated EBIT to its Consolidated Interest Expense to be less than 3.0 to 1 for the four consecutive fiscal quarter period ending on such date.

     o.  Section 5.03(b) is deleted and restated as follows:

     (b) Minimum Consolidated Fixed Charge Coverage Ratio.  At the end of any
         ------------------------------------------------
fiscal quarter the Borrower will not permit the ratio of Consolidated Cash Flow to Consolidated Fixed Charges to be less than 1.0 to 1 for the four consecutive fiscal quarter period ending on such date.

     p.  Section 5.03(c) is deleted and restated as follows:

     (c) Minimum Consolidated Current Ratio.  The Borrower will not permit the
         ----------------------------------
ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 2.2 to 1 as of the last day of any fiscal quarter.

     q.  Section 5.03(d) is deleted and restated as follows:

     (d) Minimum Consolidated Leverage Ratio.  The Borrower will not permit the
         -----------------------------------
ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to be more than (a) 1.5 to 1 at any time prior to January 1, 1996, (b) 1.1 to 1 at any time from January 1, 1996 to January 1, 1997, and (c) 1.0 to 1 at any time thereafter.

     r.  Section 5.03(e) is deleted and restated as follows:

     (e) Minimum Consolidated Tangible Net Worth.  The Borrower will not permit
         ---------------------------------------
its Consolidated Tangible Net Worth at any time to fall below an amount equal to the sum of (x) $72,000,000 plus (y) 75% of Consolidated net income of the
                           ----
Borrower and its Subsidiaries, on a cumulative basis, for each fiscal quarter of the Borrower in which such Consolidated net income is positive (beginning with the fiscal quarter ending on March 31, 1995 and including each fiscal quarter of the Borrower ending thereafter). The cumulative total in clause (x) above shall not be reduced or affected by any net losses incurred in any fiscal quarter.

     s. Exhibit A is deleted and restated in its entirely in the form of Exhibit A hereto.

     SECTION 2. Conditions to Effectiveness: Consent.  This Amendment shall be
                ------------------------------------
effective as of March 17, 1995 (the "Amendment Effective Date"), subject to the Lender's receipt of: (i) a counterpart of this Amendment executed by the Borrower, (ii) a promissory note substantially in the form Exhibit A hereto made by the Borrower in favor of the Lender (the "Replacement Note"), (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower attaching a copy of the resolutions of the Board of Directors of the

Borrower authorizing the execution and delivery of this Amendment and the Replacement Note and certifying the name and true signature of each officer of the Borrower executing this Amendment and the Replacement Note on its behalf,
(iv) counterparts of a Consent and Acknowledgment in the form attached as Exhibit B hereto executed by each Guarantor, (v) evidence satisfactory to the Lender of the execution and delivery by the Borrower and the holders of at least 66-2/3% in aggregate principal amount of the Senior Notes of a Waiver and Third Amendment to Note Agreement in the form previously furnished to the Lender (the "Note Agreement Amendment"), (vi) evidence satisfactory to the Lender of the execution and delivery by the Borrower and the holders of at least 66-2/3% in aggregate principal amount of the Senior Notes of the Waiver dated March 8, 1995 in the form previously furnished to the Lender (the "Note Agreement Waiver"), and (vii) evidence satisfactory to the Lender that the execution of this Amendment and performance of the Credit Agreement as hereby amended will not conflict with the Senior Note Agreement and that the covenants of the Senior Note Agreement have been amended so as to be no more restrictive than the covenants set forth in Section 5.03 as hereby amended. The Lender and the Issuing Bank hereby consent to the Note Agreement Amendment and the Note Agreement Waiver, in each case whether the same is executed and delivered before or after the execution and delivery of this Amendment.

     SECTION 3. Representations and Warranties.  The Borrower represents and
                ------------------------------
warrants as follows as of the date hereof and the Amendment Effective Date: (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment; (b) the execution, delivery and performance by the Borrower of this Amendment and the Replacement Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Borrower's charter or by-laws, or any law or any contractual restriction binding on or affecting the Borrower; (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment and the Replacement Note or for the performance by the Borrower of the Credit Agreement as hereby amended; (d) this Amendment, the Replacement Note and the Credit Agreement as hereby amended constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; (e) except as set forth in the Notice of Default from the Company to the Lender and the Issuing Bank dated March 8, 1995 (the "Notice of Default"), all representations and warranties of the Borrower set forth in Article IV are true and correct, as if repeated and restated in full herein (except to the extent that such representations and warranties expressly relate solely to an earlier date and then are correct as of such date); and (f) except as set forth in the Notice of Default, no Default or Event of Default has occurred and is continuing.

     SECTION 4. Reference to and Effect on the Credit Agreement.  Upon the
                -----------------------------------------------
effectiveness of Section 1 hereof, on and after the Amendment Effective Date,
(a) each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Note or the other Loan Documents to "the Credit Agreement," shall mean and be a reference to the Credit Agreement as amended by this Amendment and (b) each reference in the Credit Agreement and the other Loan Documents to the Note shall mean and be a reference to the Replacement Note. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     SECTION 5.  Execution in Counterparts.  This Amendment may be executed in
                 -------------------------
any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

     SECTION 6.  Governing Law.  This Amendment shall be governed by, and
                 -------------
construed in accordance with the laws of the State of New York.

     SECTION 7.  Expenses.  Each party hereto shall bear its own costs and
                 --------
expenses (including counsel fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      VARCO INTERNATIONAL, INC.

                                      By:__________________________________

                                      Title:_______________________________


                                      CITICORP USA, INC.

                                      By:__________________________________
                                                  Vice President

                                      CITIBANK, N.A.

                                      By:__________________________________
                                                  Vice President

                                   EXHIBIT A


                                PROMISSORY NOTE

$25,000,000                                          Dated: February 25, 1993

     FOR VALUE RECEIVED, the undersigned, Varco International, Inc., a California corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Citicorp USA, Inc. (the "Lender") on the Loan Maturity Date (as defined in the Credit Agreement) the principal amount of $25,000,000 or, if less, the aggregate principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined) outstanding on such date.

     The Borrower promises to pay interest on the principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below.

     Both principal and interest are payable in lawful money of the United States of America to the Lender at the office of Citibank, N.A. located at 399 Park Avenue, New York, New York 10043 in same day funds. Each Advance made by the Lender to the Borrower, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer thereof, endorsed on the grid attached hereto which is a part of this Promissory Note, provided that the failure of the Lender to record or endorse any such matters shall not affect the validity of this Note or the obligations of the Borrower under the Credit Agreement.

     This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 25, 1993 (as amended to the date hereof and as it may be further amended from time to time, the "Credit Agreement") among the Borrower, the Lender and Citibank, N.A. as Issuing Bank, and the Guaranties referred to therein and entered into pursuant thereto. The Credit Agreement, among other things (i) provides for the making of advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Promissory Note is delivered in exchange and substitution for the promissory note of the undersigned dated February 25, 1993 in the principal amount of $13,000,000.

                                   VARCO INTERNATIONAL, INC.

                                   By:__________________________________
                                   Name:______________________
                                   Title:_______________________

                                   EXHIBIT B

                          CONSENT AND ACKNOWLEDGMENT

     Each of the undersigned hereby (a) acknowledges receipt of a draft in the form attached as Annex I hereto of the Sixth Amendment dated as of March 17, 1995 (the "Amendment") to the Credit Agreement dated as of February 25, 1993 among Varco International, Inc., Citicorp USA, Inc. and Citibank, N.A. (as amended to the date of the Amendment, the "Credit Agreement"), (b) consents to the terms of the Amendment and (c) confirms and agrees that each Loan Document executed by the undersigned pursuant to and as defined in the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, (i) each reference in each such Loan Document to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment and (ii) each reference to the "Note" shall mean and be a reference to the Replacement Note (as defined in the Amendment). This Consent and Acknowledgment may be executed by the undersigned in two or more counterparts, each of which shall be deemed an original.


BEST INDUSTRIES, INC., a Texas corporation

By:____________________________
     Richard A. Kertson
     Vice President - Finance

MARTIN-DECKER TOTCO, INC., a Texas corporation

By:____________________________
     Richard A. Kertson
     Vice President

VARCO INTERNATIONAL INC PTE LTD, a corporation organized under the laws of the Republic of Singapore

By:____________________________
     Richard A. Kertson
     Director

By:____________________________
     George Boyadjieff
     Director

VARCO (U.K.) LIMITED, a corporation organized under the Companies Acts in Scotland

By:____________________________
Name:__________________________
     Director

By:____________________________
Name:__________________________
     Director

304774 ALBERTA LTD., a corporation organized under the laws of the Province of Alberta, Canada

By:____________________________
     Richard A. Kertson
     Vice President - Finance


VARCO BJ OIL TOOLS B.V., a corporation
organized under the laws of the Netherlands

By:____________________________
Name:__________________________
     Managing Director

By:____________________________
Name:__________________________
     Managing Director


VARCO SHAFFER, INC., a Texas corporation

By:____________________________
     Richard A. Kertson
     Vice President - Finance


METROX, INC., a California corporation

By:____________________________
     Richard A. Kertson
     Vice President


RIG TECHNOLOGY LIMITED

By:____________________________
     Richard A. Kertson
     Director

By:____________________________
     George Boyadjieff
     Director